UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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TRIAN CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	27-0227295
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

280 Park Avenue, 41st Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

__________________

Securities Act registration file number to which this form relates:

Not yet assigned.

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on
Title of Each Class	Which Each Class is to be
to be so Registered	Registered
Common Stock, $0.001 par value per share.	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:
None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Our Capital Stock” of the Prospectus included in the Registrant’s Registration Statement filed with the Securities and Exchange Commission on May 27, 2009 and is incorporated herein by reference, and the description contained under such caption included in the form of final prospectus subsequently filed by the Registrant pursuant to Rule 497 under the Securities Act of 1933, as amended, which form of final prospectus is also incorporated by reference herein.

Item 2. Exhibits.

Exhibit Number	Description
a.	Articles of Incorporation*
b.	Bylaws**
c.	Form of Share Certificate**
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*	Incorporated herein by reference to the identically numbered exhibit to the Registrant’s initial Registration Statement on Form N-2, filed on May 27, 2009.
**	To be filed by amendment.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRIAN CAPITAL CORPORATION
Date: May 27, 2009	By:	/s/ Greg Essner
	Name:	Greg Essner
	Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
a.	Articles of Incorporation*
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*	Incorporated herein by reference to the identically numbered exhibit to the Registrant’s initial Registration Statement on Form N-2, filed on May 27, 2009.